Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the

Sarbanes-Oxley Act

I, George R. Aylward, President of Virtus Alternative Solutions Trust (the “Registrant”), certify that:

1.

The Form N-CSR of the Registrant containing the financial statements (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	7/5/2018	/s/ George R. Aylward
George R. Aylward, President
(principal executive officer)

I, W. Patrick Bradley, Executive Vice President, Chief Financial Officer and Treasurer of Virtus Alternative Solutions Trust (the “Registrant”), certify that:

1.

The Form N-CSR of the Registrant containing the financial statements (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	7/5/2018	/s/ W. Patrick Bradley
W. Patrick Bradley, Executive Vice President, Chief Financial Officer and Treasurer
(principal financial and accounting officer)